UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31, 2009

Bridge Capital Holdings
(Exact name of registrant as specified in its charter)

California	000-50974	80-0123855
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Almaden Boulevard, Suite 200 San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 423-8500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Bridge Capital Holdings, whose subsidiary is Bridge Bank, National Association, announced on August 4, 2009 that Kenneth Silveira, the Bank’s Executive Vice President and Chief Technology and Information Officer, has decided to retire from active banking and from Bridge Bank effective August 31, 2009.  The Company also announced that it has reached an agreement with Mr. Silveira under which he will provide technology management consulting services to Bridge Bank for a two year period beginning September 1, 2009.  In exchange for those services the Company will compensate Mr. Silveira $100,000 per year for the first year of this agreement and $25,000 per year for the second year of this agreement.  The payments will be made on a quarterly basis in arrears.  Mr. Silveira agrees to refrain from disclosing confidential information of the Company obtained during his employment.

Item 9.01.	Financial Statements and Exhibits

(c) The exhibit list required by this Item is incorporated by reference to the exhibit index filed as part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2009	Bridge Capital Holdings By: /s/Thomas A. Sa Thomas A. Sa Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99 Consulting Agreement